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As filed with the Securities and Exchange Commission on February 8, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	20-8370041 (I.R.S. Employer Identification Number)

1310 Chesapeake Terrace, Sunnyvale, California 94089
(408) 716-4600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Euan S. Thomson, Ph.D.
Chief Executive Officer
Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, California 94089
(408) 716-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael W. Hall, Esq. Laura I. Bushnell, Esq. Jean-Marc Corredor, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Mario M. Rosati, Esq. Mark L. Reinstra, Esq. Gavin T. McCraley, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

        Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-138622

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	3,066,665	$18.00	$55,199,970	$5,907

(1)
Includes 399,998 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

        This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of securities which may be issued by us. This Registration Statement relates to the initial public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-138622), which we initially filed on November 13, 2006, as amended, and which was declared effective by the Securities and Exchange Commission on February 7, 2007. Pursuant to Rule 462(b) the contents of the Registration Statement on Form S-1 (File No. 333-138622) including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated into this Registration Statement.

Certification

        The Registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Securities and Exchange Commission's account at Mellon Bank as soon as practicable (but no later than the close of business as of February 8, 2007), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than February 8, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 8th day of February 2007.

ACCURAY INCORPORATED
By:	/s/ E. S. THOMSON Euan S. Thomson, Ph.D. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. S. THOMSON Euan S. Thomson, Ph.D	President and Chief Executive Officer and Director (principal executive officer)	February 8, 2007
/s/ R. E. MCNAMARA Robert E. McNamara	Senior Vice President, Chief Financial Officer (principal financial and accounting officer)	February 8, 2007
* Wayne Wu	Chairman of the Board and Director	February 8, 2007
* John R. Adler, Jr., M.D.	Director	February 8, 2007
* Ted T. C. Tu	Director	February 8, 2007
* Robert S. Weiss	Director	February 8, 2007
* Li Yu	Director	February 8, 2007
*By:	/s/ E. S. THOMSON Euan S. Thomson Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Form of Opinion of Latham & Watkins LLP (included in the Registrant's Amendment No. 6 to Registration Statement on Form S-1 (Registration No. 333-138622) filed with the Securities and Exchange Commission on February 7, 2007).
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.
24.1	Power of Attorney (included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-138622) and Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on November 13, 2006 and January 16, 2007, respectively).

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Explanatory Note
Certification
SIGNATURES
EXHIBIT INDEX